U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012 (April 30, 2012)

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 27, 2012, American Capital, Ltd. (the "Company") held its 2012 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 1, 2012. As of the record date, a total of 333,980,111 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 280,603,023 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

  Election of Directors. The Company's stockholders voted to elect eight (8) Director Nominees to hold office for a term of one (1) year, or until the next annual meeting of stockholders:

Nominee	For	Against	Abstain	Non Votes
Mary C. Baskin	173,631,526	9,151,445	758,224	97,061,828
Neil M. Hahl	173,772,064	8,987,487	781,645	97,061,828
Philip R. Harper	135,973,532	46,758,095	809,568	97,061,828
John A. Koskinen	173,839,797	9,016,806	684,592	97,061,828
Stan Lundine	135,851,871	47,004,851	684,473	97,061,828
Kenneth D. Peterson, Jr.	173,616,406	9,136,790	787,999	97,061,828
Alvin N. Puryear	135,910,060	46,861,451	769,684	97,061,828
Malon Wilkus	168,479,161	14,395,965	666,069	97,061,828

  Amendment to Third Amended and Restated Certificate of Incorporation. The Company's stockholders voted to adopt the amendment to the Company's Third Amended and Restated Certificate of Incorporation to preserve certain tax benefits.

For	Against	Abstain
264,011,811	15,557,117	1,034,096

  Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2012.

For	Against	Abstain
271,270,248	8,283,957	1,048,818

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: April 30, 2012	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President, General Counsel and Secretary